Exhibit #99.1*	Resignation of a Director of Veritec, Inc.
Date: February 15, 2008

From:	Dean Westberg
4124 Jay Lane
White Bear, MN. 55110

To:	Van Tran
Veritec Inc.
2445 Winnetka Ave. No
Golden Valley, MN. 55427
Re: Letter of Resignation
Dear Van,
Due to my present health condition, I am going to resign from serving as a member of Veritec Board of Directors effective immediately.
I enjoy serving as one of the Board Members with you and Larry Matthews. I wish you the best and I will continue to be here for you.
Sincerely,